Exhibit (a)(1)(H)

FOR IMMEDIATE RELEASE

Advent International Commences Tender Offer for All Outstanding Shares of Forescout Technologies

BOSTON, Mass. and SAN JOSE, Calif. – July 20, 2020 – Advent International (“Advent”), one of the largest and most experienced global private equity investors, and Forescout Technologies, Inc. (“Forescout”) (NASDAQ: FSCT), the leader in device visibility and control, today announced that Ferrari Merger Sub, Inc. (“Purchaser”) has commenced the previously announced cash tender offer to purchase all outstanding shares of common stock of Forescout. Purchaser and its parent company, Ferrari Group Holdings, L.P. (“Parent”), are affiliates of Advent.

The tender offer is being made pursuant to the amended and restated merger agreement, dated July 15, 2020, by which Purchaser will offer to purchase all outstanding shares of Forescout common stock for $29.00 per share, without interest and less any required withholding taxes, in a transaction valued at $1.6 billion. The Forescout Board unanimously recommends that shareholders tender their shares in support of the transaction.

The tender offer is scheduled to expire at the end of the day, one minute after 11:59 p.m., Eastern Time, on August 14, 2020, unless extended or terminated. The closing of the tender offer is subject to certain limited customary conditions, including the tender by Forescout shareholders of at least one share more than 50% of Forescout’s issued and outstanding shares.

Promptly following completion of the tender offer, Advent will acquire any shares of Forescout that are not tendered in the tender offer through a second-step merger under Delaware law for consideration equal to the tender offer price, without interest and less any required withholding taxes. Following the transaction, Forescout will become a privately held company with the flexibility to continue investing in the development and deployment of leading-edge cyber security products and solutions that serve the evolving needs of enterprise customers.

The complete terms and conditions of the offer can be found in the Offer to Purchase, Letter of Transmittal and other related materials that Parent and Purchaser are filing today with the Securities and Exchange Commission (the “SEC”). Additionally, Forescout will be filing today with the SEC a solicitation/recommendation statement on Schedule 14D-9 setting forth in detail, among other things, the recommendation of Forescout’s Board of Directors that Forescout’s stockholders tender their shares in the tender offer.

About Advent International

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in over 350 private equity transactions in 41 countries, and as of March 31, 2020, had $49 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 200 investment professionals across North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business and financial services; health care; industrial; retail, consumer and leisure; and technology. After 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies. For more information, visit www.adventinternational.com or www.linkedin.com/company/advent-international.

About Forescout

Forescout provides security at first sight. Our company delivers device visibility and control to enable enterprises and government agencies to gain complete situational awareness of their environment and orchestrate action. Learn more at www.Forescout.com.

Additional Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Forescout. The solicitation and the offer to purchase shares of Forescout’s common stock described in this press release will be made only pursuant to the offer to purchase and related materials that Purchaser and Parent have filed, or will file, a solicitation/recommendation statement on Schedule TO with the SEC. In addition, Forescout has filed, or will file, its recommendation of the tender offer on Schedule 14D-9 with the SEC. FORESCOUT’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY ADVENT OR FORESCOUT WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, ADVENT AND FORESCOUT. Both the tender offer materials and the solicitation/recommendation statement on Schedule 14D-9 will be made available to Forescout’s stockholders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement on Schedule 14D-9 will also be made available to Forescout’s stockholders by visiting Forescout’s website (www.forescout.com). In addition, the tender offer materials and the solicitation/recommendation statement on Schedule 14D-9 (and all other documents filed by Forescout with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding: Forescout and the proposed acquisition of Forescout by affiliates of Advent; the potential benefits of the proposed transaction; the anticipated timing of the proposed transaction; and Forescout’s plans, objectives, expectations, intentions, financial condition, results of operations and business. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of Forescout’s assumptions prove incorrect, Forescout’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the COVID-19 pandemic and related public health measures on Forescout’s business, customers, markets and the worldwide economy; Forescout’s pending transaction with affiliates of Advent, including the risk that the conditions to the closing of the transaction are not satisfied, including uncertainties as to how many of Forescout’s stockholders will tender their shares in the tender offer; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks related to the ability to realize the anticipated benefits of the pending transaction, including the possibility that the expected benefits will not be realized or will not be realized within the expected time periods; risks that the proposed transaction disrupts Forescout’s current plans and operations; risks that the proposed transaction will affect Forescout’s ability to retain or recruit employees; the risk that Forescout’s stock price may decline significantly if the proposed transaction is not completed; the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; Forescout’s plans to attract new customers, retain existing customers and increase Forescout’s annual revenue; the development and delivery of new products; Forescout’s plans and expectations regarding software-as-a-service offerings; Forescout’s ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in Forescout’s quarterly results of operations and other operating measures; increasing competition; new integrations to the Forescout platform; general economic, market and business conditions; and the risks described in the filings that Forescout makes with the SEC from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in Forescout’s Annual Report on Form 10-K, which was filed with the SEC on February 28, 2020, as amended by Amendment No. 1 on Form 10-K/A to Forescout’s Annual Report on Form 10-K, which was filed with the SEC on April 29, 2020, and which should be read in conjunction with Forescout’s financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of Forescout’s website at https://investors.Forescout.com. Additional information is set forth in Forescout’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 11, 2020. All forward-looking statements in this press release are based on information available to Forescout as of the date hereof, and Forescout does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Relations:

Michelle Spolver

408-721-5884

michelle.spolver@forescout.com

Media Relations:

Katie Beck

650-314-8705

katie.beck@forescout.com

or

Joele Frank, Wilkinson Brimmer Katcher:

Joele Frank / Jed Repko / Andrew Siegel

212-355-4449

For Advent International:

Kerry Golds / Andrew Johnson

Finsbury

Tel: +1 646 805 2000

Adventinternational-US@finsbury.com